                                                                    Exhibit 99.1



                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Shareholder
of Arrington Travel Center, Inc.

In our opinion, the accompanying balance sheet and the related statements of income and retained earnings and of cash flows present fairly, in all material respects, the financial position of Arrington Travel Center, Inc. (the "Company") at June 30, 1998, and the results of its operations and its cash flows for the twelve months then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.



/s/PRICEWATERHOUSECOOPERS LLP
Denver, Colorado
September 30, 1998

Arrington Travel Center, Inc.

Balance Sheet
June 30, 1998
-------------------------------------------------------------------------------

ASSETS
Current assets:
  Cash and cash equivalents                                       $ 8,151,761
  Receivables, less allowance for doubtful accounts of $90,000        906,378
  Other receivables                                                 1,865,401
  Prepaid expenses and other current assets                           120,400
                                                                  -----------

     Total current assets                                          11,043,940

Property and equipment, net                                         1,053,399
Prepaid expenses                                                      145,535
                                                                  -----------

     Total assets                                                 $12,242,874
                                                                  ===========

LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
  Accounts payable                                                $    72,000
  Accrued liabilities:
   Compensation                                                       576,035
   Rebates                                                            354,744
   Other                                                               96,592
  Customer deposits                                                   154,701
  Notes payable - current portion                                     789,616
  Deferred income - current portion                                   200,000
                                                                  -----------

     Total current liabilities                                      2,243,688

Notes payable                                                          23,731
Deferred income                                                       300,000
                                                                  -----------

     Total liabilities                                              2,567,419

Commitments (Note 4)

Shareholder's equity:
  Common stock (no par value; 1,000 shares authorized;
    100 shares issued and outstanding)                                 10,000
  Retained earnings                                                 9,665,455
                                                                  -----------

     Total shareholder's equity                                     9,675,455
                                                                  -----------

     Total liabilities and shareholder's equity                   $12,242,874
                                                                  ===========

                    The accompanying notes are an integral
                      part of these financial statements.

Arrington Travel Center, Inc.

Statement of Income and Retained Earnings
For the Twelve Months Ended June 30, 1998
---------------------------------------------------------------

Revenue                                   $16,475,903
Operating expenses                         11,576,849
                                          -----------

  Gross profit                              4,899,054

General and administrative expenses         3,047,649
                                          -----------

  Operating income                          1,851,405

Other (income) expenses:
 Interest income                             (405,170)
 Interest expense                              77,077
                                          -----------


Net income                                  2,179,498

Retained earnings at beginning of year      7,485,957
                                          -----------

Retained earnings at end of year          $ 9,665,455
                                          ===========


                    The accompanying notes are an integral
                      part of these financial statements.

Arrington Travel Center, Inc.

Statement of Cash Flows
For the Twelve Months Ended June 30, 1998
-------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                     $2,179,498
Adjustments to reconcile net income to net cash provided by
 operating activities:
          Depreciation and amortization                           318,000
          Deferred income                                        (200,000)

          Change in assets and liabilities:
           Receivables                                           (536,546)
           Other assets                                          (265,935)
           Accounts payable                                        72,000
           Accrued liabilities                                    121,382
                                                               ----------

             Net cash provided by operating activities          1,688,399

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment                              (189,526)
                                                               ----------

             Net cash used in investing activities               (189,526)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on notes payable                                         (28,553)
                                                               ----------

             Net cash used in financing activities                (28,553)
                                                               ----------

Net increase in cash and cash equivalents                       1,470,320

Cash and cash equivalents at beginning of year                  6,681,441
                                                               ----------

Cash and cash equivalents at end of year                       $8,151,761
                                                               ==========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest                                         $   77,077
                                                               ==========


                    The accompanying notes are an integral
                      part of these financial statements.

Arrington Travel Center, Inc.

Notes to Financial Statements
--------------------------------------------------------------------------------

1. REPORTING ENTITY AND BASIS OF ACCOUNTING

   Arrington Travel Center, Inc. (the "Company") is a full-service provider of travel reservation services and information to commercial, individual and group customers. The Company has its headquarters in Chicago, Illinois in addition to one full service branch office and twenty-six on-site offices at customer locations. The Company's operations are primarily concentrated in one market segment - airline travel - and the customers are geographically concentrated in Illinois; management considers a downturn in this market segment and geographical location to be unlikely.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   REVENUE RECOGNITION
   Commissions from ticketing, reservations and other transportation services are recognized when the ticket is validated or reservation utilized. Revenue from certain incentive plans offered by major airlines are accrued as earned.

   The Company sells tours which it sponsors, as well as tours sponsored by other companies. Commissions received from the sale of tours sponsored by other companies are recognized, net of estimated cancellation adjustments, when payment is made to the tour company. Income from Company-sponsored tours are recognized upon the departure of the tour. Costs for tours which have not yet departed are recorded in accounts receivable, and all related customer receipts for such tours are recorded as a customer deposit liability until paid.

   CASH AND CASH EQUIVALENTS
   The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents generally consist of money market accounts, for which cost currently approximates fair value.

   PROPERTY AND EQUIPMENT
   Property and equipment are stated at cost. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets, which range from three to five years, and leasehold improvements are amortized over the shorter of their economic useful lives or the lease term. Depreciation expense for twelve months ended June 30, 1998 was approximately $318,000.

   DEFERRED INCOME
   The Company received a one-time promotional support payment from the entity that leases the Company its reservation system. The Company is required to utilize the reservation system throughout the contract term and there is substantial penalty for early termination of the contract. The Company has deferred the payment and is recognizing income using the straight-line method over the five year term of the contract.

   INCOME TAXES
   Effective July 1, 1987, the Company was granted S-Corporation reporting status by the Internal Revenue Service. As a result, there is no federal or state income tax liability reflected in the financial statements. Any liability arising is the responsibility of the shareholder of the Company.

Arrington Travel Center, Inc.

Notes to Financial Statements
--------------------------------------------------------------------------------

   FAIR VALUE OF FINANCIAL INSTRUMENTS
   The carrying amounts of the Company's financial instruments, including cash, receivables and payables and notes payable, approximate their fair values.

   USE OF ESTIMATES
   The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities. Actual results could differ from those estimates. Management believes that the estimates used are reasonable.

3. PROPERTY AND EQUIPMENT

   Property and equipment consist of the following at June 30, 1998:

     Furniture and office equipment                        $ 2,022,806
     Vehicles                                                1,189,719
     Computer equipment                                        402,982
     Capital lease - telephone equipment                       139,374
     Leasehold improvements                                    119,126
                                                           -----------
                                                             3,874,007

     Less: accumulated depreciation                         (2,820,608)
                                                           -----------

     Net property and equipment                            $ 1,053,399
                                                           ===========

   Accumulated depreciation for the telephone equipment under capital lease is approximately $80,600 at June 30, 1998.

4. COMMITMENTS

   The Company leases office space under various noncancelable operating leases for several locations. Rent expense for the twelve months ended June 30, 1998 was approximately $607,000. Future minimum rental payments under these operating leases as of June 30, 1998 are as follows:

                                                                   Net payments due
                                                                   under operating
                                   Gross Minimum      Sublease     ---------------
     Periods Ending June 30,       Rental Payments    Payments          leases
     -----------------------       ---------------    --------          ------
     1999                          $       550,500    $(53,280)    $       497,220
     2000                                  412,875     (39,960)            372,915
                                   ---------------    --------     ---------------

                            Total  $       963,375    $(93,240)    $       870,135
                                   ===============    ========     ===============

5. EMPLOYEE BENEFIT PLAN

   The Company has established a profit sharing plan under Internal Revenue Code section 401(k) based on a percentage of contributions made by eligible employees. The Company does not make any matching contributions.

Arrington Travel Center, Inc.

Notes to Financial Statements
--------------------------------------------------------------------------------

6. INDEBTEDNESS

   The Company's outstanding indebtedness at June 30, 1998 is comprised of the following:

     Note payable to Northern Trust Bank, interest at 8.5%, secured by certain assets, payable monthly, with a balloon payment
      due August 1, 1998.                                               $760,000

     Capital lease obligation, secured by certain assets,
      payable in monthly installments of $2,463 principal
      plus interest through 2000.                                         53,347
                                                                        --------
                                                                         813,347

     Less current maturities                                             789,616
                                                                        --------

     Long-term portion of notes payable                                 $ 23,731
                                                                        ========

     Scheduled maturities at June 30 are as follows:

     1999                                                               $789,616
     2000                                                                 23,731
                                                                        --------

                                                                        $813,347
                                                                        ========

7. SUBSEQUENT EVENT

   Effective July 28, 1998, the Company was acquired by Navigant International, Inc. Under the terms of the acquisition, a distribution of $9,409,523 of certain assets was distributed to the shareholder, $8,703,000 of this distribution was cash. In addition, the shareholder assumed a note payable in the amount of $760,000.